CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses dated May 1, 2001 of John Hancock Cash Reserve, Inc. and dated August 1, 2001 of John Hancock Money Market Funds (consisting, respectively, of John Hancock Money Market Fund and John Hancock U.S. Government Cash Reserve); and "Independent Auditors" in the Statements of Additional Information dated July 2, 2001 of John Hancock Cash Reserve, Inc. and dated November 1, 2001 of John Hancock U.S. Government Cash Reserve; and to the inclusion of our reports dated February 9, 2001 with respect to the financial statements and financial highlights of John Hancock Cash Reserve, Inc. included in the annual report dated December 31, 2000 and dated May 4, 2001 with respect to the financial statements and financial highlights of John Hancock U.S. Government Cash Reserve included in the annual report dated March 31, 2001; which Prospectuses and Statements of Additional Information are incorporated by reference in to the Combined Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of John Hancock Current Interest.

We also consent to the reference to our firm under the caption "Experts" in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14 of John Hancock Current Interest.


                                              /s/ERNST & YOUNG LLP
                                              --------------------
                                              ERNST & YOUNG LLP

Boston, Massachusetts
September 13, 2001